Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Amendment No.2 to Form F-1 of our report dated December 31, 2024 relating to the consolidated financial statements of Skycorp Solar Group Limited as at September 30, 2024 and 2023 which are included in this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Pan-China Singapore PAC

Singapore
December 31, 2024